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                                                                   EXHIBIT 10(r)


                                AMENDMENT TO THE

                         TRW BENEFITS EQUALIZATION PLAN

               (As Amended and Restated Effective August 1, 1996)


The TRW Benefits Equalization Plan is hereby amended, effective as of June 1, 1998, as follows:

         FIRST: Section 4. a. is deleted in its entirety and the following new
Section 4. a. is inserted in lieu thereof:

                           a. Each participant in the BEP shall be able to elect
                  to have monies credited to his or her Account based upon the performance of the same investment fund options offered to participants under the Stock Savings Plan. Such election may be made by allocating the entire Account to one of the investment fund options or by allocating the Account between selected investment fund options in one percent multiples. Each participant may change his or her election as of the end of any month by contacting the Committee or its delegee.

In all other respects, the TRW Benefits Equalization Plan is ratified and confirmed.